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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                           Current Report Pursuant To
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 1, 1995



                            STRIKER INDUSTRIES, INC.


Delaware        Commission File No. 1-0096      IRS Employer ID No.: 84-0834953


One Riverway, Suite 2450, Houston, Texas 77056
Registrant's telephone number, including area code:   (713) 622-4092


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Item 4.    Change in Registrant's Certifying Accountant.

        (b) A new independent accountant, KPMG Peat Marwick LLP ("Peat Marwick"), was engaged as the principal accountant of the Registrant, effective December 1, 1995, replacing the Registrant's former principal accountant, Arthur Andersen LLP ("Arthur Andersen"), effective on and as of said date.

                (i) In connection with the change in the Registrant's certifying accountant reported hereby, the Registrant did not consult Peat Marwick regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, and, accordingly, no advice, written or oral, was provided to the Registrant by Peat Marwick in connection therewith that was an important factor considered by the Registrant in reaching a decision as to any such accounting, auditing or financial reporting issue.

                (ii) There were and are no disagreements with Arthur Andersen, either resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its Report.

        The audit Report of Arthur Andersen on the consolidated financial statements of the Registrant and subsidiaries as of and for the years ended December 31, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as and with respect to matters contained in the following explanatory paragraph extracted from Arthur Andersen's Report of Independent Accountants dated March 10, 1995:

               "The Company has entered into a series of transactions with several international investors which are currently shareholders and creditors of the Company and thus related parties to the Company. Many of these transactions are conducted through foreign partnership or corporate-type entities. These transactions are described in Notes 1,6,7,9,12,13 and 14 to the accompanying financial statements. The effect of certain of these transactions was to increase the net income for the year ending December 31, 1994 by approximately $2,600,000 more than it would have been had these transactions not occurred. Additionally, the Company incurred operating losses of $1,631,000 and $2,425,000 during the years ended 1994 and 1993, respectively, and the accompanying financial statements have been prepared based on the assumption that the Company will continue operations. Management has implemented an operational realignment as more fully discussed in Note 1 and has obtained an agreement from an officer/shareholder and an international investor to provide up to $3,000,000, if necessary, to allow the Company to continue its normal operations."

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        Prior to filing this Report with the Commission, the Registrant furnished a copy of this Report to Peat Marwick and requested that Peat Marwick review the disclosure required by this Item 4 contained herein, providing Peat Marwick thereby the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, requesting clarification of the Registrant's expression of its views herein or stating the respects in which it did not agree with the statements made by the Registrant in this Item 4. The Registrant has received no such letter from Peat Marwick in response thereto, and the Registrant is advised that none will be received.

        The change in the Registrant's certifying accountant reported herein has been approved by the Registrant's Board of Directors.

Item 7.    Financial Statements and Exhibits

        (c)    Exhibits:

                (i) Letter of Registrant to Arthur Andersen regarding change in certifying accountant.

                (ii) Letter of Arthur Andersen to the Securities and Exchange Commission dated December 6, 1995


                                        SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           STRIKER INDUSTRIES, INC.


DATE: December 6, 1995                     By:  /s/ MATTHEW D. POND
                                               ---------------------------------
                                                    Matthew D. Pond
                                                    Chief Financial Officer


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                       EXHIBIT  INDEX




 16.(i) Letter of Registrant to Arthur Andersen regarding change in certifying accountant.


 16.(ii) Letter of Arthur Andersen to the Securities and Exchange Commission dated December 6, 1995